U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 22, 2002



                              HADRO RESOURCES, INC.
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-25579                                        87-0571853
(Commission file number)                    (I.R.S. Employer Identification No.)



                                435 Martin Street
                                   Suite 2000
                            Blaine, Washington 98230
                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

Items 1 through 4 and 6 not applicable.

Item 5. Other Events.

     On March 15, 2002, Hadro Resources, Inc., a Nevada corporation (the "Company") and Rubicon Oil & Gas, Inc. ("Rubicon") entered into a letter of intent (the "Letter of Intent"). Pursuant to the terms and provisions of the Letter of Intent, the Company would purchase certain interests in certain oil and gas leases held by Rubicon, which are located in six separate prospects in the Uinta Basin of Utah and the Douglas Creek Arch area in Colorado (the "Prospects"). In accordance with the terms of the Letter of Intent, the Company would (i) acquire approximately 75% of Rubicon's working interests in certain oil and gas leases (which range from 21% to 100% in gross acreage in excess of 16,000 acres and net acreage in excess of 7,000 acres); (ii) issue 500,000 shares of its restricted common stock to Rubicon, plus $500,000 in cash; and
(iii) invest $2,000,000 in property development expenditures before December 31, 2002, carrying Rubicon for its minority interest until the completion of the first $2,000,000 in property development expenditures.

     The Company conducted its due diligence and negotiations, but management of the Company believes that due diligence conducted to date indicates higher than anticipated project costs. This resulted in a disagreement between the parties regarding the original terms of the Letter of Intent. Therefore, as of the date of this Report, management has determined that the Company and Rubicon will be unable to reach mutual agreement regarding consummation and execution of a definitive agreement. Therefore, the Company has terminated its due diligence and negotiations with Rubicon. The Company and Rubicon deem the Letter of Intent to be null and void with no resulting duties or obligations for either party.

     As of the date of this Report, management is continuing to develop an oil and gas exploration, development and production program. Management intends to focus the Company's business activities on the operational and production aspects of oil and gas projects through its operating subsidiary, Oakhills Energy Inc., and further proposed acquisitions and projects are currently under review. Management is currently in the process of identifying further business opportunities that it plans to pursue pertaining to oil and gas exploration and development.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          99.2 Press Release dated May 21, 2002.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                       HADRO RESOURCES, INC.


Date:  May 22, 2002                    By: /s/ Grant Atkins
                                       --------------------
                                       Grant Atkins, President